                                                                  Exhibit 99(c)

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                                                                                     PAGE NO.
                                                                                     --------
Independent Accountants' Report....................................................     F-2
Consolidated Statements of Financial Condition as of June 30, 1995 and 1994........     F-3
Consolidated Statements of Income for the Years Ended June 30, 1995, 1994, and
  1993.............................................................................     F-4
Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 1995,
  1994 and 1993....................................................................     F-5
Consolidated Statements of Cash Flows for the Years Ended June 30, 1995, 1994 and
  1993.............................................................................     F-6
Notes to Consolidated Financial Statements.........................................     F-8

                        INDEPENDENT ACCOUNTANTS' REPORT

The Board of Directors
Heritage Federal Bancshares, Inc.

     We have audited the accompanying consolidated statements of financial condition of Heritage Federal Bancshares, Inc. and Subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heritage Federal Bancshares, Inc. and Subsidiary at June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for securities and income taxes in 1995 and 1994, respectively.

                                          COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
August 1, 1995

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                             JUNE 30, 1995 AND 1994

                                                                      1995             1994
                                                                  ------------     ------------
ASSETS
Cash and due from banks.........................................  $  9,285,434     $  9,610,848
Interest-earning deposits in financial institutions.............     5,592,680        2,295,206
Federal funds sold..............................................     7,000,000        3,000,000
                                                                  ------------     ------------
          Total cash and cash equivalents.......................    21,878,114       14,906,054
Securities available-for-sale...................................    20,213,195               --
Securities held-to-maturity:
  U.S. government and agencies and collateralized mortgage
     obligations -- approximate market value of $86,258,000.....    86,627,642               --
  Mortgage-backed securities -- approximate market value of
     $83,012,000................................................    83,994,659               --
Investment securities -- approximate market value of
  $78,754,000...................................................            --       80,796,409
Mortgage-backed securities -- approximate market value of
  $88,397,000...................................................            --       92,557,813
Loans receivable, net...........................................   297,533,313      308,699,625
Interest receivable.............................................     3,666,307        3,446,516
Real estate owned, net of allowance for losses of $211,771 and
  $262,322 at June 30, 1995 and 1994, respectively..............            --          531,275
Premises and equipment, net.....................................     6,785,895        6,676,464
Investment in Federal Home Loan Bank stock, at cost.............     4,057,300        3,807,700
Excess of cost over fair value of net assets acquired and other
  intangibles, net..............................................       780,132        1,270,127
Deferred income taxes...........................................       897,514        1,457,138
Other assets....................................................     1,735,008        1,738,951
                                                                  ------------     ------------
                                                                  $528,169,079     $515,888,072
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits........................................................  $449,317,977     $450,818,608
Advances from Federal Home Loan Bank............................    18,121,921        9,587,083
Advances from borrowers for taxes and insurance.................     4,027,987        3,990,598
Accrued expenses and other liabilities..........................     2,927,221        2,107,869
Employee Stock Ownership Plan obligation........................            --          880,885
                                                                  ------------     ------------
                                                                   474,395,106      467,385,043
Commitments and contingencies (Notes 2, 3, 5, 12, 15, 16, 18 and
  21)
Stockholders' equity:
  Preferred stock of $1.00 par value, authorized 2,000,000
     shares; none issued or outstanding.........................            --               --
  Common stock of $1.00 par value, 8,000,000 shares authorized;
     issued and outstanding -- 3,186,158 at June 30, 1995 and
     3,172,826 at June 30, 1994 (Note 19).......................     3,186,158        3,172,826
  Additional paid-in capital....................................    16,509,491       16,108,095
  Retained earnings-substantially restricted....................    35,070,071       30,813,111
  Unrealized appreciation on available-for-sale securities, net
     of tax of $51,530 in 1995..................................        84,079               --
  Employee Stock Ownership Plan obligation......................      (720,765)        (880,885)
  Unearned compensation of Management Recognition Plan..........      (355,061)        (710,118)
                                                                  ------------     ------------
                                                                    53,773,973       48,503,029
                                                                  ------------     ------------
                                                                  $528,169,079     $515,888,072
                                                                  ============     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                   1995            1994            1993
                                                                -----------     -----------     -----------
Interest income:
  Loans.......................................................  $24,770,777     $25,448,506     $30,220,709
  Securities available-for-sale...............................    1,361,695              --              --
  Securities held-to-maturity:
    U.S. government and agencies and
      collateralized mortgage obligations.....................    4,199,355              --              --
    Mortgage backed securities................................    5,034,437              --              --
  Investments.................................................           --       5,041,697       5,151,660
  Mortgage-backed securities..................................           --       4,539,140       3,074,851
  Other interest-earning assets...............................      612,630         521,327         619,111
                                                                -----------     -----------     -----------
         Total interest income................................   35,978,894      35,550,670      39,066,331
                                                                -----------     -----------     -----------
Interest expense:
  Deposits....................................................   16,829,466      15,846,768      18,873,962
  Other borrowed money........................................      968,030         640,513         431,042
                                                                -----------     -----------     -----------
         Total interest expense...............................   17,797,496      16,487,281      19,305,004
                                                                -----------     -----------     -----------
         Net interest income..................................   18,181,398      19,063,389      19,761,327
Provision for loan losses.....................................       82,247         487,346         595,140
                                                                -----------     -----------     -----------
         Net interest income after provision for loan
           losses.............................................   18,099,151      18,576,043      19,166,187
                                                                -----------     -----------     -----------
Noninterest income:
  Loan fees and service charges...............................    1,826,140       1,574,221       1,426,069
  Other operating income......................................      928,831         909,600         684,393
  Gain on sale of branches....................................           --              --       1,000,000
                                                                -----------     -----------     -----------
         Total noninterest income.............................    2,754,971       2,483,821       3,110,462
                                                                -----------     -----------     -----------
Noninterest expense:
  Compensation and benefits...................................    6,198,938       5,306,228       5,713,579
  Occupancy and equipment.....................................    1,124,528       1,089,392       1,130,840
  Communications and other office expenses....................    1,510,758       1,371,648       1,543,704
  Regulatory and other insurance premiums.....................    1,180,955       1,196,911       1,090,247
  Computer processing.........................................      636,232         597,360         570,524
  Real estate owned expenses, including provision for loss....      (87,398)         55,744         270,340
  Other operating costs.......................................    1,254,716       1,211,057       1,191,916
  Amortization of excess of cost over fair value of
    net assets acquired.......................................      422,873         525,336       1,301,646
                                                                -----------     -----------     -----------
         Total noninterest expense............................   12,241,602      11,353,676      12,812,796
                                                                -----------     -----------     -----------
Income before income tax expense and change in
  method of accounting for income taxes.......................    8,612,520       9,706,188       9,463,853
Income tax expense............................................    3,145,666       3,501,963       3,951,634
                                                                -----------     -----------     -----------
         Net income before change in method of
           accounting for income taxes........................    5,466,854       6,204,225       5,512,219
Cumulative effect of change in method of
  accounting for income taxes.................................           --         764,255              --
                                                                -----------     -----------     -----------
         Net income...........................................  $ 5,466,854     $ 6,968,480     $ 5,512,219
                                                                ===========     ===========     ===========
Earnings per share:
  Net income before change in method of
    accounting for income taxes...............................  $      1.58     $      1.85     $      1.67
  Cumulative effect of change in method of
    accounting for income taxes...............................           --             .22              --
                                                                -----------     -----------     -----------
  Earnings per share (Note 19)................................  $      1.58     $      2.07     $      1.67
                                                                ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                                                                    NET UNREALIZED
                                                                                                      RETAINED       DEPRECIATION
                                                               COMMON STOCK          ADDITIONAL       EARNINGS-       ON CERTAIN
                                                          ----------------------       PAID-IN       SUBSTANTIALLY    MARKETABLE
                                                           SHARES       AMOUNT         CAPITAL       RESTRICTED    EQUITY SECURITIES
                                                          ---------   ----------   ---------------   -----------   -----------------
Balances at June 30, 1992...............................  1,495,000   $1,495,000     $14,553,290     $20,703,246       $      --
  Net income............................................         --           --              --       5,512,219              --
  Proceeds from issuance of common stock................     42,468       42,468         445,915              --              --
  Implementation of Management Recognition Plan,
    including issuance of common stock..................     44,850       44,850         880,181              --              --
  Three for two stock split.............................    791,159      791,159              --        (791,159)             --
  Increases in fair value of shares held by Management
    Recognition Plan through award date.................         --           --         140,156              --              --
  Amortization of unearned compensation of Management
    Recognition Plan....................................         --           --              --              --              --
  Reduction of Employee Stock Ownership Plan
    obligation..........................................         --           --              --              --              --
                                                          ---------   ----------      ----------      ----------         -------
Balances at June 30, 1993...............................  2,373,477    2,373,477      16,019,542      25,424,306              --
  Net income............................................         --           --              --       6,968,480              --
  Proceeds from issuance of common stock, including
    effect of three for two stock split.................      6,143        6,143          88,553          (1,419)             --
  Cash dividend paid on common stock at $.25 per
    share...............................................         --           --              --        (785,050)             --
  Four for three stock split............................    793,206      793,206              --        (793,206)             --
  Amortization of unearned compensation of Management
    Recognition Plan....................................         --           --              --              --              --
  Reduction of Employee Stock Ownership Plan
    obligation..........................................         --           --              --              --              --
                                                          ---------   ----------      ----------      ----------         -------
Balances at June 30, 1994...............................  3,172,826    3,172,826      16,108,095      30,813,111              --
  Net income............................................         --           --              --       5,466,854              --
  Adoption of change in accounting for securities, net
    of tax..............................................         --           --              --              --         (44,843)
  Proceeds from issuance of common stock, including
    effect of four for three stock split................     13,332       13,332         122,226          (1,269)             --
  Cash dividend paid on common stock at $.38 per
    share...............................................         --           --              --      (1,208,625)             --
  Tax benefit from exercise of stock options............         --           --          67,800              --              --
  Tax benefit from Management Recognition Plan..........         --           --         211,370              --              --
  Change in unrealized appreciation, net of tax.........         --           --              --              --         128,922
  Amortization of unearned compensation of Management
    Recognition Plan....................................         --           --              --              --              --
  Reduction of Employee Stock Ownership Plan
    obligation..........................................         --           --              --              --              --
                                                          ---------   ----------      ----------      ----------         -------
Balances at June 30, 1995...............................  3,186,158   $3,186,158     $16,509,491     $35,070,071       $  84,079
                                                          =========   ==========      ==========      ==========         =======

                                                           EMPLOYEE
                                                             STOCK          UNEARNED
                                                           OWNERSHIP    COMPENSATION OF
                                                             PLAN          MANAGEMENT
                                                          OBLIGATION    RECOGNITION PLAN      TOTAL
                                                          -----------   ----------------   -----------
Balances at June 30, 1992...............................  $(1,173,388)     $       --      $35,578,148
  Net income............................................           --              --        5,512,219
  Proceeds from issuance of common stock................           --              --          488,383
  Implementation of Management Recognition Plan,
    including issuance of common stock..................           --        (925,031)              --
  Three for two stock split.............................           --              --               --
  Increases in fair value of shares held by Management
    Recognition Plan through award date.................           --        (140,156)              --
  Amortization of unearned compensation of Management
    Recognition Plan....................................           --         154,009          154,009
  Reduction of Employee Stock Ownership Plan
    obligation..........................................      120,348              --          120,348
                                                          -----------       ---------      -----------
Balances at June 30, 1993...............................   (1,053,040)       (911,178)      41,853,107
  Net income............................................           --              --        6,968,480
  Proceeds from issuance of common stock, including
    effect of three for two stock split.................           --              --           93,277
  Cash dividend paid on common stock at $.25 per
    share...............................................           --              --         (785,050)
  Four for three stock split............................           --              --               --
  Amortization of unearned compensation of Management
    Recognition Plan....................................           --         201,060          201,060
  Reduction of Employee Stock Ownership Plan
    obligation..........................................      172,155              --          172,155
                                                          -----------       ---------      -----------
Balances at June 30, 1994...............................     (880,885)       (710,118)      48,503,029
  Net income............................................           --              --        5,466,854
  Adoption of change in accounting for securities, net
    of tax..............................................           --              --          (44,843)
  Proceeds from issuance of common stock, including
    effect of four for three stock split................           --              --          134,289
  Cash dividend paid on common stock at $.38 per
    share...............................................           --              --       (1,208,625)
  Tax benefit from exercise of stock options............           --              --           67,800
  Tax benefit from Management Recognition Plan..........           --              --          211,370
  Change in unrealized appreciation, net of tax.........           --              --          128,922
  Amortization of unearned compensation of Management
    Recognition Plan....................................           --         355,057          355,057
  Reduction of Employee Stock Ownership Plan
    obligation..........................................      160,120              --          160,120
                                                          -----------       ---------      -----------
Balances at June 30, 1995...............................  $  (720,765)     $ (355,061)     $53,773,973
                                                          ===========       =========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                     1995           1994           1993
                                                                 ------------   ------------   ------------
Cash flows from operating activities:
  Net income...................................................  $  5,466,854   $  6,968,480   $  5,512,219
  Adjustments to reconcile net income to net cash provided by operating activities:
    Cumulative effect of change in method of accounting for
      income taxes.............................................            --       (764,255)            --
    Amortization of:
      Excess of cost over fair value of net assets acquired....       422,873        525,336      1,301,646
      Discounts and premiums on securities.....................       536,232        952,346        534,952
      Deferred loan origination fees...........................      (505,384)      (381,771)       (60,562)
      Loan discounts...........................................      (753,527)      (900,468)    (1,056,576)
    Provision for loan losses and losses on real estate........        83,298        560,337        846,965
    Gain on sale of branches...................................            --             --     (1,000,000)
    Recognition of Management Recognition Plan expense.........       355,057        201,060        154,009
    Recognition of ESOP expense................................       160,120        172,155        120,348
    Dividends received in stock of Federal Home Loan Bank......      (249,600)      (179,900)      (156,100)
    Deferred income taxes and charge in-lieu of taxes..........       787,264         16,554        260,000
    Depreciation and amortization of premises and equipment....       534,605        505,748        558,126
    Increase in unearned compensation of Management
      Recognition Plan.........................................            --             --       (925,031)
    Decrease (increase) in:
      Other assets.............................................        71,065         28,116          4,851
      Accrued interest receivable..............................      (219,791)       329,588        265,059
    Increase (decrease) in:
      Accrued expenses and other liabilities...................       820,568       (496,008)       650,624
                                                                 -------------  -------------  -------------
         Total adjustments.....................................     2,042,780        568,838      1,498,311
                                                                 -------------  -------------  -------------
         Net cash provided by operating activities.............     7,509,634      7,537,318      7,010,530
                                                                 -------------  -------------  -------------
Cash flows from investing activities:
  Net repayments of loans......................................    12,298,111     19,119,421     30,619,553
  Principal receipts on mortgage-backed securities.............     8,289,568     15,847,363      9,069,390
  Purchases of available-for-sale securities...................    (3,984,063)            --             --
  Proceeds from maturities of available-for-sale securities....     6,035,681             --             --
  Purchases of securities held-to-maturity.....................   (64,990,375)            --             --
  Proceeds from maturities of securities held-to-maturity......    36,767,292             --             --
  Purchases of mortgage-backed securities......................            --    (48,754,748)   (28,186,079)
  Purchases of investment securities, certificates of deposit
    and term federal funds sold................................            --    (49,295,935)   (65,860,242)
  Proceeds from maturities of investment securities and
    certificates of deposit....................................            --     57,157,839     44,279,779
  Proceeds from sales of foreclosed real estate................       575,089         91,281        795,102
  Purchases of Federal Home Loan Bank stock....................            --             --         (3,400)
  Cash and cash equivalents transferred in sale of branches....            --             --    (51,318,038)
  Purchases of premises and equipment, net.....................      (644,036)      (458,083)      (501,176)
                                                                 -------------  -------------  -------------
         Net cash used by investing activities.................  $ (5,652,733)  $ (6,292,862)  $(61,105,111)
                                                                 -------------  -------------  -------------
                                                                                                (Continued)

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                     1995           1994           1993
                                                                 -------------  -------------  -------------
Cash flows from financing activities:
  Net increase (decrease) in deposits..........................  $ (1,500,631)  $ (9,174,309)  $ 17,878,579
  Net increase (decrease) in mortgage escrow funds.............        37,389        (30,602)      (358,953)
  Lease payments for obligations under capital leases..........        (1,216)      (101,100)      (100,996)
  Repayment of ESOP obligation.................................      (880,885)      (172,155)      (120,348)
  Advances (repayments) from the Federal Home Loan Bank........     8,534,838       (246,605)     9,748,028
  Net proceeds from issuance of common stock...................       134,289         93,277      1,413,414
  Dividends paid...............................................    (1,208,625)      (785,050)            --
                                                                 -------------  -------------  -------------
         Net cash provided (used) by financing activities......     5,115,159    (10,416,544)    28,459,724
                                                                 -------------  -------------  -------------
         Net increase (decrease) in cash and cash
           equivalents.........................................     6,972,060     (9,172,088)   (25,634,857)
Cash and cash equivalents at beginning of year.................    14,906,054     24,078,142     49,712,999
                                                                 -------------  -------------  -------------
Cash and cash equivalents at end of year.......................  $ 21,878,114   $ 14,906,054   $ 24,078,142
                                                                 =============  =============  =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Payments made during the period for:
    Interest...................................................  $ 17,666,029   $ 16,503,090   $ 19,262,868
    Income taxes...............................................  $  2,389,500   $  3,289,871   $  3,967,122
                                                                 =============  =============  =============
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Real estate foreclosures and related transfers...............  $     44,865   $     70,627   $    172,183
                                                                 =============  =============  =============

     The Company sold certain branches during 1993. In conjunction with that transaction, assets sold, liabilities transferred and gain recognized were as follows:

            Deposits transferred....................................  $54,814,922
            Premises and equipment sold, net........................   (2,122,622)
            Share loans sold........................................     (550,468)
            Accrued interest and other liabilities transferred......      176,206
            Gain on sale............................................   (1,000,000)
                                                                      -----------
            Cash and cash equivalents transferred...................  $51,318,038
                                                                      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Heritage Federal Bancshares, Inc. (the Company) and its wholly-owned subsidiary, Heritage Federal Bank for Savings (the Bank) and the Bank's wholly-owned subsidiary, Citizens Financial Corporation. All significant intercompany balances and transactions are eliminated in consolidation.

     CASH AND CASH EQUIVALENTS -- For purposes of reporting cash flows, cash and cash equivalents consist of federal funds sold, cash on hand, and due from banks. Cash and due from banks includes interest-bearing deposits of $5,592,680 and $2,295,206 at June 30, 1995 and 1994, respectively. Federal funds sold included in cash equivalents have maturities ranging from one to 14 days. The Bank maintained cash reserves required by the Federal Reserve Bank amounting to $3,168,000 and $4,720,000 as of June 30, 1995 and 1994, respectively.

     INVESTMENT SECURITIES -- Effective July 1, 1994, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. Investments in certain debt and equity securities are classified as either Held-to-Maturity (reported at amortized cost), Trading (reported at fair value with unrealized gains and losses included in earnings), or Available-for-Sale (reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity).

     Premiums and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

     Prior to the adoption of SFAS 115, investment securities were those securities held for investment purposes which management determined they had the ability and intent to hold to maturity. Investment securities were stated at cost adjusted for amortization of premiums and accretion of discounts.

     Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. These securities, which have been classified as held-to-maturity in 1995, are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

     Gains and losses on the sale of securities are determined using the specific identification method.

     LOANS RECEIVABLE -- Loans receivable are stated at unpaid principal balances, net of discounts, deferred loan origination fees, and the allowance for loan losses.

     Unearned discounts on mortgage loans purchased are amortized to interest income using the interest method over the estimated average lives of the loans.

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure, on July 1, 1994. Under the new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS 114 and 118 resulted in no additional provision for credit losses, at July 1, 1994.

     At June 30, 1995, the recorded investment in loans for which impairment has been recognized in accordance with SFAS 114 totaled $2,111,000, and these loans had a corresponding valuation allowance of $70,000. The impaired loans at June 30, 1995, were measured for impairment using the fair value of the

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) collateral as all of these loans were collateral dependent. For the year ended June 30, 1995, the average recorded investment in impairment loans was approximately $1,943,000. The Company recognized approximately $128,000 of interest on impaired loans during the portion of the year that they were impaired.

     The Company uses several factors in determining if a loan is impaired under SFAS No. 114. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

     The allowance for loan losses is increased by charges against income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral, and current economic conditions. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

     The allowance for credit losses is established through charges to earnings in the form of provision for credit losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for credit losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

     When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

     INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS -- Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

     Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

     While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

     DISCOUNTS ON LOANS ACQUIRED THROUGH MERGERS -- Discounts on loans acquired through mergers are accreted into income principally on the interest method over the remaining contractual terms of the respective loans, adjusted for expected prepayments.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS -- Loan fees are accounted for in accordance with Statement of Financial Accounting Standards
(SFAS) No. 91. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in the statement of income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield. The Bank ceases amortization of net deferred fees on loans which are contractually 90 days or more past due or where management has determined that such amounts may be uncollectible.

     REAL ESTATE OWNED -- Real estate properties acquired through loan foreclosure or deed in lieu of foreclosure and properties classified as in substance foreclosures are initially recorded at the lower of the related loan balance, less any specific allowance for loss, or fair value at the date of foreclosure. Costs subsequently incurred relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. In substance foreclosed properties are those properties where the borrower retains title but has little or no remaining equity in the property considering its fair value; where repayment can only be expected to come from the operation or sale of the property; and where the borrower has effectively abandoned control of the property or it is doubtful that the borrower will be able to rebuild equity in the property. Property acquired by deed in lieu of foreclosure results when a borrower voluntarily transfers title to the Bank in full settlement of the related debt in an attempt to avoid foreclosure.

     Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

     PREMISES AND EQUIPMENT -- Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization is computed on the straight-line method over the term of the lease or the life of the assets, whichever is shorter.

     EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED AND OTHER
INTANGIBLES -- The Bank is amortizing the excess of cost over fair value of net assets acquired (goodwill) through business combinations at a constant rate when applied to the interest-earning assets, through June 1996, which is the estimated remaining life of the long-term interest-earning assets. During 1993, $637,000 of goodwill relating to the branches sold was written-off. Other intangibles amounting to $447,482 and $514,604 at June 30, 1995 and 1994, respectively, consist of value related to a branch network acquired in 1981, which is being amortized straight line through 2001; value assigned to the management in place in the 1981 acquisition, which is being amortized straight line over the remaining service life of the managers through 2001; and value assigned to core deposits acquired in 1986, which is being amortized straight line through 1996.

     TRUST ASSETS -- Assets held by the Bank in trust capacities are not included in the accompanying consolidated statements of financial condition, because such items are not assets of the Bank.

     INCOME TAXES -- Effective July 1, 1993, the Company adopted the provisions of the Financial Accounting Standards Board Statement No. 109 (Statement 109), Accounting for Income Taxes, on a prospective basis for the fiscal year ending June 30, 1994. The adoption of Statement 109 resulted in an increase of the Company's deferred income tax asset of $764,255. Prior to that date, the Company followed Statement of Financial Accounting Standards No. 96, Accounting for Income Taxes (Statement 96). Statements 109 and 96 require the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial carrying amounts and the tax

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

2. CONVERSION TO STOCK SAVINGS BANK, FORMATION OF HOLDING COMPANY, SALE OF COMMON STOCK AND MERGER

     On March 30, 1992, the Bank converted from a mutual savings bank to a capital stock savings bank. The Bank issued all of its outstanding capital stock to Heritage Federal Bancshares, Inc., a holding company for Heritage Federal Bank for Savings. Heritage Federal Bancshares, Inc. consummated a public offering of 2,990,000 shares of common stock (after giving effect to stock splits) which generated net proceeds of $16,048,290 after conversion costs totaling $1,144,210. The Bank received 99% of the net proceeds in exchange for the stock it issued to the holding company.

     At the time of conversion, the Bank established a liquidation account in an amount equal to the Bank's net worth for the benefit of eligible account holders at the time of conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, and shall cease upon the closing of the accounts, and shall never be increased. In the event of liquidation of the Bank, such person shall be entitled, after all payments to creditors, to a distribution from the liquidation account before any distribution to stockholders.

     Federal regulations adopted by the Office of Thrift Supervision (OTS) impose certain limitations on the payment of dividends and other capital distributions, including stock repurchases, by the Bank. Based upon current OTS regulations and its capital structure at June 30, 1995, the Bank may make capital distributions during a year up to the greater of (i) 100% of its net earnings to date during the calendar year plus an amount equal to one-half of the amount by which its total capital-to-assets ratio exceeded its fully phased-in capital-to-assets ratio at the beginning of the calendar year or (ii) 75% of its net income during the most recent four-quarter period. At June 30, 1995, approximately $19,850,000 was available for payment of dividends from the Bank to the Company under the above mentioned OTS restrictions. Capital distributions by the Bank are further subject to 30-day advance written notice to the OTS.

     The Company's charter authorizes 2,000,000 shares of preferred stock of the Company, of $1.00 par value. The Company's charter expressly vests in the Board of Directors of the Company the authority to issue the preferred stock in one or more series and to determine, to the extent permitted by law prior to the issuance of the preferred stock (or any series of the preferred stock), the relative rights, limitations, and preferences of the preferred stock or any such series.

     In February 1995, the Company entered into a merger agreement with First American Corporation (FAC). All of the outstanding shares of the Company stock will be exchanged for common shares of FAC in a transaction that will be accounted for as a pooling of interest. The transaction is expected to be consummated during the Company's second fiscal quarter.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

3. SECURITIES

     At June 30, 1995, securities have been classified in the consolidated financial statements according to management's intent. The carrying amount of securities and their approximate market values at June 30, 1995 were as follows:

                                                           GROSS          GROSS        APPROXIMATE
                                         AMORTIZED       UNREALIZED     UNREALIZED        MARKET
                                            COST           GAINS          LOSSES          VALUE
                                        ------------     ----------     ----------     ------------
Available-for-sale:
  U.S. government obligations.........  $ 20,077,586     $  139,223     $    3,614     $ 20,213,195
                                        ============     ==========     ==========     ============
Held-to-maturity:
  U.S. government and agencies........  $ 71,685,619     $  307,843     $1,068,462     $ 70,925,000
  Collateralized mortgage
     obligations......................    14,942,023        484,692         93,715       15,333,000
                                        ------------     ----------     ----------     ------------
                                          86,627,642        792,535      1,162,177       86,258,000
                                        ------------     ----------     ----------     ------------
Mortgage-backed securities:
  GNMA Certificates...................    49,076,676        189,729        623,405       48,643,000
  FNMA Certificates...................    12,826,298         14,157        205,455       12,635,000
  FHLMC Certificates..................    22,091,685         71,897        429,582       21,734,000
                                        ------------     ----------     ----------     ------------
                                          83,994,659        275,783      1,258,442       83,012,000
                                        ------------     ----------     ----------     ------------
                                        $170,622,301     $1,068,318     $2,420,619     $169,270,000
                                        ============     ==========     ==========     ============

     Investment securities and mortgage-backed securities at June 30, 1994 were summarized as follows:

                                                               GROSS       GROSS      APPROXIMATE
                                                   BOOK       UNREALIZED UNREALIZED      MARKET
                                                  VALUE        GAINS       LOSSES        VALUE
                                               ------------   --------   ----------   ------------
U.S. government and agencies.................  $ 75,181,904   $270,072   $2,102,976   $ 73,349,000
Collateralized mortgage obligations..........     5,614,505      7,370      216,875      5,405,000
                                               ------------   --------   ----------   ------------
                                                 80,796,409    277,442    2,319,851     78,754,000
                                               ------------   --------   ----------   ------------
Mortgage-backed securities:
  GNMA Certificates..........................    52,390,756     10,508    2,866,264     49,535,000
  FHLMC Certificates.........................    25,810,401     58,079      823,480     25,045,000
  FNMA Certificates..........................    14,356,656      4,520      544,176     13,817,000
                                               ------------   --------   ----------   ------------
                                                 92,557,813     73,107    4,233,920     88,397,000
                                               ------------   --------   ----------   ------------
                                               $173,354,222   $350,549   $6,553,771   $167,151,000
                                               ============   ========   ==========   ============

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

3. SECURITIES -- (CONTINUED)
     Debt securities at June 30, 1995 will mature on the following schedule:

                                               AVAILABLE-FOR-SALE            HELD-TO-MATURITY
                                            -------------------------   ---------------------------
                                                          APPROXIMATE                  APPROXIMATE
                                             AMORTIZED      MARKET       AMORTIZED        MARKET
                                               COST          VALUE          COST          VALUE
                                            -----------   -----------   ------------   ------------
Due in one year or less...................  $ 7,048,291   $ 7,072,000   $  5,966,753   $  6,017,000
Due after one year through five years.....   13,029,295    13,141,195     56,275,626     55,467,000
Due after five years through ten years....           --            --     31,994,678     31,742,000
Due after ten years.......................           --            --     76,385,244     76,044,000
                                            -----------   -----------   ------------   ------------
                                            $20,077,586   $20,213,195   $170,622,301   $169,270,000
                                            ===========   ===========   ============   ============

     The amortized cost and approximate market value of mortgage-backed securities at June 30, 1995, by contractual maturities are shown in the above table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     The weighted average interest yield for all securities was approximately 6.35% at June 30, 1995 and 5.69% at June 30, 1994.

     Investment securities carried in the consolidated statements of financial condition at $23,850,000 and $19,760,000 as of June 30, 1995 and 1994,
respectively, were pledged to secure public deposits.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

4. LOANS RECEIVABLE

     Loans receivable are summarized as follows:

                                                                  1995             1994
                                                              ------------     ------------
    Loans secured by first mortgages on real estate:
      Principal balances:
         One to four single family residential..............  $239,624,145     $251,144,767
         Construction loans, gross commitment...............     7,044,838       11,219,927
         Partially guaranteed by VA or insured by FHA.......       804,254          998,812
         Other conventional.................................    32,549,777       32,177,760
         Other..............................................     1,431,052        1,746,064
                                                              ------------     ------------
                                                               281,454,066      297,287,330
      Less:
         Discounts on loans acquired through mergers........     1,013,821        1,767,348
         Allowance for loan losses..........................     1,222,676        1,222,676
         Undisbursed portion of construction loans..........     2,436,442        3,732,820
         Net deferred loan origination fees.................       871,853        1,192,445
                                                              ------------     ------------
              Total first mortgage loans....................   275,909,274      289,372,041
                                                              ------------     ------------
    Consumer and other loans:
      Principal balances:
         Secured by deposits................................     2,224,023        2,429,921
         Education..........................................         6,216           10,213
         Home equity and second mortgage....................    13,050,389       10,600,812
         Credit card........................................       535,134          595,452
         Other consumer and commercial......................     7,666,405        6,823,118
                                                              ------------     ------------
                                                                23,482,167       20,459,516
      Less:
         Net deferred loan origination fees (costs).........        21,894          (39,945)
         Allowance for loan losses..........................     1,103,992        1,055,962
         Loans-in-process...................................       732,242          115,915
                                                              ------------     ------------
              Total consumer and other loans................    21,624,039       19,327,584
                                                              ------------     ------------
              Loans receivable, net.........................  $297,533,313     $308,699,625
                                                              ============     ============
    Weighted average contractual yield......................          8.18%            7.38%
                                                              ============     ============

     Activity in the allowance for loan losses is summarized as follows:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Balance at beginning of year...................  $2,278,638     $2,387,673     $2,338,314
    Provisions charged against income..............      82,247        487,346        595,140
    Chargeoffs, net of recoveries..................     (34,217)      (596,381)      (545,781)
                                                     ----------     ----------     ----------
    Balance at end of year.........................  $2,326,668     $2,278,638     $2,387,673
                                                     ==========     ==========     ==========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

4. LOANS RECEIVABLE -- (CONTINUED)
     The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

                                                                       1995         1994
                                                                     --------     --------
    Loans contractually past due 90 days or more and/or on
      nonaccrual status:
      Residential..................................................  $178,000     $271,000
      Consumer and commercial......................................    47,000      194,000
                                                                     --------     --------
                                                                     $225,000     $465,000
                                                                     ========     ========

     During the years ended June 30, 1995, 1994, and 1993, interest income of approximately $17,000, $22,000, and $106,000, respectively, was not recorded related to loans accounted for on a nonaccrual basis.

     In the ordinary course of business, the Bank makes loans to directors and officers and their related interests. Loans to directors and officers and their related interests are as follows:

    Balance at June 30, 1993.................................................  $1,640,199
      Advances...............................................................     702,860
      Repayments.............................................................    (346,402)
      Separation of officer with loans.......................................     (43,363)
                                                                               ----------
    Balance at June 30, 1994.................................................   1,953,294
      Advances...............................................................     381,926
      Repayments.............................................................    (545,673)
                                                                               ----------
    Balance at June 30, 1995.................................................  $1,789,547
                                                                               ==========

     The Bank offers an unsecured $100,000 line of credit to each of its seven non-employee directors. Amounts outstanding against line of credit agreements with the two directors who have accepted the credit line were $99,878 and $99,971 at June 30, 1995 and 1994, respectively. The directors may retain their lines of credit after they leave the board, so long as they continue to meet the normal credit requirements of the Bank.

5. LOAN SERVICING

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The approximate unpaid principal balances of these loans were $7,821,000 and $9,905,000 at June 30, 1995 and 1994, respectively.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

6. INTEREST RECEIVABLE

     Interest receivable is summarized as follows:

                                                                     1995           1994
                                                                  ----------     ----------
    Securities available-for-sale...............................  $  352,072     $       --
    Securities held-to-maturity.................................   1,533,030             --
    Investment securities.......................................          --      1,255,288
    Mortgage-backed securities..................................          --        488,815
    Loans receivable............................................   1,781,205      1,702,413
                                                                  ----------     ----------
                                                                  $3,666,307     $3,446,516
                                                                  ==========     ==========

7. REAL ESTATE OWNED

     Activity in the allowance for losses on real estate owned is summarized as follows:

                                                          1995         1994         1993
                                                        --------     --------     ---------
    Balance at beginning of year......................  $262,322     $284,947     $ 201,330
    Provision charged against income..................     1,051       72,991       251,825
    Chargeoffs........................................   (51,602)     (95,616)     (168,208)
                                                        --------     --------      --------
    Balance at end of year............................  $211,771     $262,322     $ 284,947
                                                        ========     ========      ========

8. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                       1995         1994
                                                                    ----------   ----------
    Land..........................................................  $1,587,801   $1,540,381
    Office buildings and leasehold improvements...................   8,935,532    8,831,100
    Furniture, fixtures, and equipment............................   4,363,695    5,526,720
    Automobiles...................................................     105,765       93,017
                                                                    ----------   ----------
                                                                    14,992,793   15,991,218
      Less accumulated depreciation and amortization..............   8,206,898    9,314,754
                                                                    ----------   ----------
      Premises and equipment, net.................................  $6,785,895   $6,676,464
                                                                    ==========   ==========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

9. DEPOSITS

     Deposits are summarized as follows:

                                                          1995                       1994
                                                 ----------------------     ----------------------
                                                    AMOUNT          %          AMOUNT          %
                                                 ------------     -----     ------------     -----
Noninterest-bearing demand deposits..........    $ 10,574,976       2.4%    $  8,395,930       1.9%
Demand and NOW accounts at 2.25%.............      56,407,635      12.5       64,671,094      14.3
SuperNow at 2.50%............................       7,514,508       1.7       10,916,498       2.4
Money market at 3.31%........................      17,844,834       4.0       24,135,360       5.4
Passbook savings at 2.75%....................      68,433,425      15.2       91,440,876      20.3
                                                 ------------     -----     ------------     -----
                                                  160,775,378      35.8      199,559,758      44.3
                                                 ------------     -----     ------------     -----
Certificates of deposit:
  2.00 to 2.50%..............................       1,016,523        .2        1,466,043        .3
  2.51 to 3.00%..............................         701,623        .2        2,367,612        .5
  3.01 to 3.50%..............................           2,850        .0       85,027,440      18.9
  3.51 to 4.00%..............................      13,693,624       3.0       56,385,354      12.5
  4.01 to 4.50%..............................      53,029,316      11.8       38,661,139       8.6
  4.51 to 5.00%..............................      56,907,063      12.7       27,079,048       6.0
  5.01 to 5.50%..............................      33,348,110       7.4       18,379,993       4.1
  5.51 to 6.00%..............................      34,780,123       7.8       15,273,215       3.4
  6.01 to 6.50%..............................      52,314,919      11.6        1,246,910        .3
  6.51 to 7.00%..............................      39,678,704       8.8        2,320,911        .5
  7.01 to 7.50%..............................       2,376,130        .5        1,123,279        .2
  7.51 to 8.00%..............................         222,920        .1        1,480,020        .3
  8.01 to 8.50%..............................         296,088        .1          286,531        .1
  8.51 to 9.00%..............................          99,110        .0           92,491        .0
  9.01 to 9.50%..............................          75,496        .0           68,864        .0
                                                 ------------     -----     ------------     -----
                                                  288,542,599      64.2      251,258,850      55.7
                                                 ------------     -----     ------------     -----
                                                 $449,317,977     100.0%    $450,818,608     100.0%
                                                 ============     =====     ============     =====

     The aggregate amount of jumbo certificates of deposit with a minimum denomination greater than $100,000 was $17,250,670 and $9,264,566 at June 30, 1995 and 1994, respectively.

     At June 30, 1995, scheduled maturities of certificates of deposit are as follows:

                             YEAR ENDING JUNE 30
        -------------------------------------------------------------
             1996....................................................    $221,752,925
             1997....................................................      41,336,160
             1998....................................................      16,498,383
             Later...................................................       8,955,131
                                                                         ------------
                                                                         $288,542,599
                                                                         ============

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

9. DEPOSITS -- (CONTINUED)
     Interest expense on deposits for the years ended June 30, 1995, 1994 and 1993 is summarized as follows:

                                                 1995            1994            1993
                                              -----------     -----------     -----------
        Demand, Money Market, NOW, and
          SuperNOW..........................  $ 2,338,807     $ 2,361,347     $ 2,517,330
        Passbook savings....................    2,175,733       2,550,798       2,746,998
        Time deposits.......................   12,314,926      10,934,623      13,609,634
                                              -----------     -----------     -----------
                                              $16,829,466     $15,846,768     $18,873,962
                                              ===========     ===========     ===========

10. ADVANCES FROM FEDERAL HOME LOAN BANK

     Federal Home Loan Bank advances consist of the following:

                                                                    1995            1994
                                                                 -----------     ----------
    Variable rate advance which reprices monthly based on the
      one month London Interbank Offering Rate (LIBOR) plus 5
      basis points (6.1203% at June 30, 1995), with interest
      only due monthly, and principal due on October 14,
      2004.....................................................  $10,000,000     $       --
    8.1% fixed rate advance payable in monthly principal and
      interest payments of $865 through February, 2006.........       74,005         78,207
    6.0% fixed rate advance payable in monthly principal and
      interest payments of $45,830, due through November 1,
      2002.....................................................    3,256,279      4,265,337
    Variable rate advance which reprices monthly based on the
      one month London Interbank Offering Rate (LIBOR) (6.0625%
      at June 30, 1995), with interest only due monthly, and
      principal due on November 14, 1997.......................      492,000        536,000
    5.15% fixed rate advance payable in monthly principal and
      interest payments of $53,400, due through October 1,
      2003.....................................................    4,299,637      4,707,539
                                                                 -----------     ----------
                                                                 $18,121,921     $9,587,083
                                                                 ===========     ==========

     These advances are collateralized by a blanket pledge of qualifying mortgage loans totaling $27,279,181 at June 30, 1995.

11. INCOME TAXES

     Income tax expense (benefit) is summarized as follows:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Current........................................  $2,358,402     $3,485,409     $3,691,634
    Deferred.......................................     654,476        (47,280)      (268,381)
    Charge-in-lieu of taxes........................     262,227        248,529        528,381
    Change in effective tax rate on
      temporary differences........................    (129,439)      (184,695)            --
                                                     ----------     ----------     ----------
                                                     $3,145,666     $3,501,963     $3,951,634
                                                     ==========     ==========     ==========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

11. INCOME TAXES -- (CONTINUED)
     Included in the above are state income taxes of $393,037, $457,561, and $473,310 in 1995, 1994, and 1993, respectively.

     The differences between income tax expense and the expected amounts computed by applying the federal income tax rate to income before income tax expense are as follows:

                                     1995                    1994                    1993
                                    AMOUNT        %         AMOUNT        %         AMOUNT        %
                                  ----------     ----     ----------     ----     ----------     ----
Income tax expense
  at statutory rate.............  $2,928,257     34.0%    $3,300,104     34.0%    $3,217,710     34.0%
Increases (decreases) in tax
  resulting from:
  Interest on tax-free
     investments................     (25,442)     (.3)       (23,708)     (.2)       (34,565)     (.4)
  Purchase method of accounting
     in conjunction with
     mergers....................     143,777      1.7        178,614      1.8        435,221      4.6
  Change in effective rate on
     temporary differences......    (129,439)    (1.5)      (184,695)    (1.9)            --       --
  Other, net....................     (30,891)      .1        (44,053)     (.5)        20,883       .2
  State income taxes, net of
     Federal benefit............     259,404      2.5        275,701      2.9        312,385      3.4
                                  ----------     ----     ----------     ----     ----------     ----
Actual income tax expense.......  $3,145,666     36.5%    $3,501,963     36.1%    $3,951,634     41.8%
                                  ==========     ====     ==========     ====     ==========     ====

     Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and as measured by tax laws and regulations. The sources of these temporary differences are as follows:

                                                                    1995           1994
                                                                  ---------     ----------
    Excess of book over tax basis of equipment..................  $(288,614)    $ (221,276)
    Discounts on loans acquired through mergers.................    385,252        616,765
    Allowance for loan losses...................................    450,075        783,880
    Federal Home Loan Bank stock................................   (288,221)      (177,595)
    Deferred loan fees..........................................   (125,159)       187,354
    Deferred compensation.......................................    833,322        290,202
    Unrealized appreciation on available-for-sale securities....    (51,530)            --
    Other.......................................................    (17,611)       (22,192)
                                                                   --------     ----------
                                                                  $ 897,514     $1,457,138
                                                                   ========     ==========

     The Bank qualifies under provisions of the Internal Revenue Code which permit it to deduct from income an allowance for bad debts based on approximately 8% of taxable income before such deduction, or actual chargeoffs. As of June 30, 1995, the Company has taken aggregate bad debt deductions of approximately $4,647,000 for income tax purposes under the percentage of taxable income method for which no provisions for federal income tax have been made in the financial statements. This amount may be used only for absorbing losses for tax purposes. It is not related to amounts of losses actually anticipated and the additions thereto have not been charged against income.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

12. COMPENSATION AND BENEFITS

  PENSION PLAN

     Substantially all employees of the Bank and its subsidiary are covered by a noncontributory defined benefit pension plan. The plan calls for benefits to be paid to all eligible employees at retirement based primarily upon years of service with the Bank and compensation paid in the five consecutive years when earnings were the greatest within the ten year period preceding retirement. Plan assets consist primarily of fixed income and equity securities and money market instruments.

     The following sets forth the funded status of the plan as of June 30, 1995 and 1994:

                                                                     1995           1994
                                                                  ----------     ----------
    Actuarial present value of benefit obligations:
      Vested benefits...........................................  $2,112,692     $1,981,368
      Nonvested benefits........................................      57,092         60,645
                                                                  ----------     ----------
              Accumulated benefit obligations...................  $2,169,784     $2,042,013
                                                                  ==========     ==========
      Projected benefit obligations.............................  $3,167,095     $3,110,004
      Fair value of assets held in the plan.....................   2,697,472      2,631,386
                                                                  ----------     ----------
      Fair value of plan assets under projected benefit
         obligations............................................    (469,623)      (478,618)
      Net unrecognized loss from past experience
         different than assumed.................................     817,537        960,278
      Unrecognized prior service cost...........................    (119,620)        43,730
      Unrecognized net asset as of July 1, 1987.................    (253,209)      (274,309)
                                                                  ----------     ----------
              Prepaid (accrued) pension cost....................  $  (24,915)    $  251,081
                                                                  ==========     ==========

     The change in projected benefit obligations resulted from additions for such factors as interest on the beginning balance and current year service cost, less distributions to participants.

     Pension expense for the years ended June 30, 1995, 1994, and 1993, includes the following components:

                                                         1995         1994          1993
                                                       --------     ---------     ---------
    Service cost of the current period...............  $128,817     $ 110,807     $ 116,232
    Interest cost on the projected benefit
      obligations....................................   230,242       202,372       179,720
    Actual return on assets held in the plan.........  (192,957)       36,410       (34,726)
    Net amortization and deferral....................   (48,877)     (307,182)     (251,987)
                                                       --------     ---------     ---------
                                                       $117,225     $  42,407     $   9,239
                                                       ========     =========     =========

     The weighted average discount rate used to measure the projected benefit obligations is 8.0%, the assumed rate of increase in future compensation levels is 5.0%, and the expected long-term rate of return on assets is 9.5%. The Bank uses the straight-line method of amortization of unrecognized gains and losses.

  THRIFT AND PROFIT SHARING PLAN

     The Bank has a thrift and profit sharing plan for substantially all employees who have completed at least one year of service. The plan has been amended to comply with the regulations of the Tax Equity and Fiscal Responsibility Act, Code Section 401(k), the Retirement Equity Act of 1984, the Deficit Reduction Act of 1984, the Tax Reform Act of 1986, and the Revenue Reconciliation Act of 1993.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

12. COMPENSATION AND BENEFITS -- (CONTINUED)
     Under these regulations, the Bank agrees to match an employee's contribution equal to 5% of the employee's salary, although the employee may contribute up to 10%. The expense for this plan for the years ended June 30, 1995, 1994, and 1993 was approximately $154,000, $128,000 and $116,000, respectively.

13. PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial information for Heritage Federal Bancshares, Inc. (parent company only) as of June 30, 1995 and 1994, was as follows:

                            CONDENSED BALANCE SHEETS

                                                                   1995            1994
                                                                -----------     -----------
    ASSETS
    Cash......................................................  $   724,287     $ 1,044,132
    Investment in subsidiary..................................   33,841,080      29,147,192
    Other assets..............................................       56,321           7,796
                                                                -----------     -----------
              Total assets....................................  $34,621,688     $30,199,120
                                                                ===========     ===========
    LIABILITIES
    Accounts payable..........................................  $   105,591     $    73,082
    Employee Stock Ownership Plan obligation..................           --         880,885
                                                                -----------     -----------
              Total liabilities...............................      105,591         953,967
                                                                -----------     -----------
    STOCKHOLDERS' EQUITY
    Common stock..............................................    3,186,158       3,172,826
    Additional paid-in capital................................   16,509,491      16,108,095
    Retained earnings.........................................   15,812,195      11,555,235
    Net unrealized appreciation on available-for-sale
      securities..............................................       84,079              --
    Employee Stock Ownership Plan obligation..................     (720,765)       (880,885)
    Unearned compensation of Management Recognition Plan......     (355,061)       (710,118)
                                                                -----------     -----------
              Total stockholders' equity......................   34,516,097      29,245,153
                                                                -----------     -----------
              Total liabilities and stockholders' equity......  $34,621,688     $30,199,120
                                                                ===========     ===========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

13. PARENT COMPANY FINANCIAL INFORMATION -- (CONTINUED)
                         CONDENSED STATEMENTS OF INCOME

                                                                     1995           1994
                                                                  ----------     ----------
    Revenue:
      Equity in earnings of subsidiary..........................  $6,043,382     $7,484,815
      Loan interest income......................................      30,837             --
                                                                  ----------     ----------
              Total revenue.....................................   6,074,219      7,484,815
                                                                  ----------     ----------
    Expenses
      Management fees...........................................     572,340        636,442
      Legal fees................................................     237,039        143,167
      Other.....................................................     154,339         80,949
                                                                  ----------     ----------
              Total expenses....................................     963,718        860,558
                                                                  ----------     ----------
              Income before income taxes........................   5,110,501      6,624,257
    Income tax benefit..........................................    (356,353)      (344,223)
                                                                  ----------     ----------
              Net income........................................  $5,466,854     $6,968,480
                                                                  ==========     ==========

                       CONDENSED STATEMENTS OF CASH FLOW

    Cash flows from operating activities:
      Net income..............................................  $ 5,466,854     $ 6,968,480
      Adjustments to reconcile net income to net cash provided
         by operating activities:
         Equity in earnings of subsidiary.....................   (6,043,382)     (7,484,815)
         Increase (decrease) in other liabilities.............       32,507         (77,337)
                                                                -----------     -----------
              Net cash used by operating activities...........     (544,021)       (593,672)
                                                                -----------     -----------
    Cash flows from investing activities:
      Dividends from subsidiary...............................    2,000,000       2,000,000
      Advances to ESOP........................................     (720,765)             --
      Decrease in other assets................................       19,277          43,246
                                                                -----------     -----------
              Net cash provided by investing activities.......    1,298,512       2,043,246
                                                                -----------     -----------
    Cash flows from financing activities:
      Proceeds from issuance of common stock..................      134,289          93,277
      Dividend payments.......................................   (1,208,625)       (785,050)
                                                                -----------     -----------
              Net cash used by financing activities...........   (1,074,336)       (691,773)
                                                                -----------     -----------
    Net increase (decrease) in cash...........................     (319,845)        757,801
    Cash at beginning of year.................................    1,044,132         286,331
                                                                -----------     -----------
    Cash at end of year.......................................  $   724,287     $ 1,044,132
                                                                ===========     ===========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

14. CITIZENS FINANCIAL CORPORATION

     Summarized financial information of the Bank's wholly-owned service corporation, Citizens Financial Corporation, is as follows:

                                 BALANCE SHEETS

                                                                          JUNE 30,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Assets......................................................  $1,842,612     $1,758,357
                                                                  ==========     ==========
    Accrued expenses and other liabilities......................  $   54,175     $  117,204
    Capital stock, paid-in capital and retained earnings........   1,788,437      1,641,153
                                                                  ----------     ----------
                                                                  $1,842,612     $1,758,357
                                                                  ==========     ==========

                             STATEMENTS OF EARNINGS

                                                                YEARS ENDED JUNE 30,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
    Income.............................................  $301,775     $310,776     $181,202
    Expenses...........................................   154,491      155,956      100,573
                                                         --------     --------     --------
              Net earnings.............................  $147,284     $154,820     $ 80,629
                                                         ========     ========     ========

15. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT-RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

     Outstanding lines of credit balances were $1,682,944 and $1,685,212 at June 30, 1995 and 1994, respectively. Commitments to originate or purchase loans were approximately $1,733,000 and $5,195,000 at June 30, 1995 and 1994, respectively. The commitments exclude approved, but unused, home equity lines of credit of $3,492,558 and $3,523,810 in 1995 and 1994, respectively. The commitments to originate or purchase loans at June 30, 1995, were composed of variable rate loans of $1,204,000 and fixed rate loans of $529,000. The fixed rate loans had interest rates ranging from 6.5% to 9.25%.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

15. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK -- (CONTINUED)
deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include trade accounts receivable; property, plant, and equipment; and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At June 30, 1995, the unused amount of letters of credit issued totaled $212,602.

     Most of the Bank's business activity is with customers located within the state of Tennessee. A majority of the loans are collateralized by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The Bank grants residential, consumer, and commercial loans to customers throughout the eastern portion of the state of Tennessee.

16. EMPLOYEE STOCK OWNERSHIP PLAN OBLIGATION

     In conjunction with converting to a stock ownership form, the Company and the Bank established an Employee Stock Ownership Plan (ESOP), under which the Bank makes annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 21 years of age and have completed at least one year of service. The contributions may be in the form of cash, other property, or common shares of the Company. The amount of the annual contribution is at the discretion of the Board of Directors of the Bank. Initially, the ESOP acquired 209,300 shares of the Company's common stock financed by $1,203,475 in borrowings by the ESOP. The Board of Directors intends to contribute to the Plan an amount equal to the required principal and interest payments related to the ESOP loan.

     During 1995, the ESOP refinanced its notes payable with borrowings from the Company. The new loan, which has essentially the same terms as the prior borrowing, is payable in quarterly principal payments of $30,087 plus interest at the lender's base rate through March 30, 2002. At June 30, 1995, the loan bore interest at 9.00%. The plan is noncontributory and there is no past service liability. The principal balance of the ESOP loan was $720,765 at June 30, 1995 and $880,885 at June 30, 1994. The Company is using the dividends paid on unallocated shares held by the ESOP to reduce the outstanding debt. The financial statements for the years ended June 30, 1995, 1994 and 1993 include compensation expense of $91,241, $120,348 and $120,348 and interest expense of $37,592, $63,613 and $74,407, respectively, related to the ESOP.

     The ESOP debt agreement contains certain affirmative financial covenants related to the Bank's operations and financial position. The Bank is in compliance with all such covenants.

     In prior years, the Company had guaranteed the repayment of the ESOP debt to the outside lender and, accordingly, recorded the debt on its balance sheet with a corresponding contra-equity account.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

16. EMPLOYEE STOCK OWNERSHIP PLAN OBLIGATION -- (CONTINUED)
     Future minimum principal payments due to the Company related to the Employee Stock Ownership Plan obligation are as follows:

                              YEAR ENDED JUNE 30,
        ----------------------------------------------------------------
             1996.......................................................    $120,348
             1997.......................................................     120,348
             1998.......................................................     120,348
             1999.......................................................     120,348
             2000.......................................................     120,348
             Thereafter.................................................     119,025
                                                                            --------
                                                                            $720,765
                                                                            ========

17. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of quarterly results of operations for the years ended June 30, 1995 and 1994:

                                              FIRST          SECOND         THIRD          FOURTH
                                            ----------     ----------     ----------     ----------
1995:
  Interest income.........................  $8,640,565     $8,959,429     $9,074,420     $9,304,480
  Interest expense........................   4,049,674      4,338,990      4,468,926      4,939,906
                                            ----------     ----------     ----------     ----------
  Net interest income.....................   4,590,891      4,620,439      4,605,494      4,364,574
  Provision for loan losses...............      20,591          2,501         30,920         28,235
                                            ----------     ----------     ----------     ----------
  Net interest income after provision for
     loan losses..........................   4,570,300      4,617,938      4,574,574      4,336,339
                                            ----------     ----------     ----------     ----------
  Other income............................     719,009        682,585        701,777        651,600
  General and administrative expenses.....   3,112,009      3,143,617      3,104,945      2,881,031
                                            ----------     ----------     ----------     ----------
  Income before income taxes..............   2,177,300      2,156,906      2,171,406      2,106,908
  Income tax expense......................     769,853        689,759        798,920        887,134
                                            ----------     ----------     ----------     ----------
  Net income..............................  $1,407,447     $1,467,147     $1,372,486     $1,219,774
                                            ==========     ==========     ==========     ==========
  Net income per share....................  $     0.41     $     0.43     $     0.39     $     0.35
                                            ==========     ==========     ==========     ==========
1994:
  Interest income.........................  $9,181,104     $8,986,173     $8,679,829     $8,703,564
  Interest expense........................   4,309,713      4,198,871      3,997,124      3,981,573
                                            ----------     ----------     ----------     ----------
  Net interest income.....................   4,871,391      4,787,302      4,682,705      4,721,991
  Provision for loan losses...............     216,652        212,519         45,295         12,880
                                            ----------     ----------     ----------     ----------
  Net interest income after provision for
     loan losses..........................   4,654,739      4,574,783      4,637,410      4,709,111
                                            ----------     ----------     ----------     ----------
  Other income............................     556,673        586,449        702,434        638,265
  General and administrative expenses.....   3,049,639      3,021,942      2,415,619      2,866,476
                                            ----------     ----------     ----------     ----------
  Income before income taxes..............   2,161,773      2,139,290      2,924,225      2,480,900
  Income tax expense......................     863,870        828,453        969,150        840,490
                                            ----------     ----------     ----------     ----------
  Net income before accounting change.....   1,297,903      1,310,837      1,955,075      1,640,410
  Accounting change.......................     764,255             --             --             --
                                            ----------     ----------     ----------     ----------
  Net income after accounting change......  $2,062,158     $1,310,837     $1,955,075     $1,640,410
                                            ==========     ==========     ==========     ==========
  Net income per share....................  $     0.61     $     0.39     $     0.58     $     0.49
                                            ==========     ==========     ==========     ==========

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

18. STOCK OPTION AND AWARD PLANS

  1992 STOCK OPTION PLAN

     The Company has adopted a stock option plan for the benefit of employees of the Bank and nonemployee directors of the Company. The number of shares of common stock authorized and awarded under the 1992 stock option plan was 299,000, equal to 10% of the total number of shares issued in the Company's public offering. The option exercise price of $5.75 per share is equal to 100% of the fair market value of the common stock on the date of grant. The option term is ten years. Options issued to employees of the Bank in connection with the conversion became exercisable over a three year period ending in March 1995. Options issued to nonemployee directors of the Company are immediately exercisable. During 1993, a former director exercised options for 14,950 shares at an exercise price of $5.75 per share. During 1994, 2,728 options were exercised at an exercise price of $5.75 per share. During 1995, 8,377 options were exercised at an exercise price of $5.75 per share.

  MANAGEMENT RECOGNITION PLAN (MRP)

     The Bank issued 89,700 shares of common stock to a MRP Trust created during 1993. All of these shares, with a market value of $1,065,187 on the date of award, have been awarded to certain executive officers as restricted stock which will vest over the three year period ending March 1996. Compensation expense in the amount of $355,057, $201,060 and $154,009 was recognized during 1995, 1994 and 1993, respectively, related to these awards. The plan contains provisions providing for forfeiture of unvested shares in the event of termination, and vesting in the event of death, disability, retirement or a change in control.

     The shares issued to the MRP Trust have been recorded as outstanding shares, and the unvested portion has been recorded as unearned compensation through a contra-equity account.

  INCENTIVE COMPENSATION PLANS

     The Company has established an incentive compensation plan for certain officers. The plan provides for annual cash bonuses, restricted stock awards and stock options based upon base annual compensation and certain operating results. For the year ended June 30, 1995, compensation in the aggregate amount of $510,228 was recorded, including awards of 3,348 shares of common stock which will vest over three years and options on 14,350 shares of common stock exercisable at $13.00 related to discounted option plans. In 1994, the compensation recorded under these plans aggregated $442,464, including awards of 5,073 shares of common stock which will vest over three years and 30,735 options on shares of common stock exercisable at $8.72 related to discounted option plans. In 1993, the compensation recorded under these plans aggregated $404,463 including awards of 5,672 shares of common stock. In addition, in 1995, 1994 and 1993 participants were granted stock options for 6,696 shares exercisable at $26.00 per share, 10,149 shares exercisable at $17.44 per share, and 11,352 shares exercisable at $14.25 per share, respectively.

     The Company has established an incentive compensation plan for nonemployee directors. This unfunded plan provides benefits in the form of performance stock options for shares of common stock. The number of shares received, exercisable at 50% of the fair market value on the date of the grant, is determined based on the amount of director fees deferred during the year by each director. Director compensation recorded for 1995 related to this plan amounted to $177,250, representing 13,635 shares at an exercise price of $13.00 per share. Director compensation recorded for 1994 related to this plan amounted to $134,650, representing 15,446 shares at an exercise price of $8.72 per share.

     In 1994, the Company adopted a new Director Option Plan that was approved by the shareholders at the Annual Meeting in October. The plan provides for automatic grants to each director of options to purchase 4,000 shares of common stock annually at the fair market value on the date of the grant. At June 30, 1995, no

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

18. STOCK OPTION AND AWARD PLANS -- (CONTINUED) options had been exercised and 28,000 options are exercisable at $20.25 per share and 28,000 options are exercisable at $15.19 per share.

19. EARNINGS PER SHARE

     On July 20, 1994, Heritage Federal Bancshares, Inc. declared a four for three stock split for all shares outstanding as of August 5, 1994, to be paid on August 26, 1994, to be effected as a stock dividend. On August 18, 1993, Heritage Federal Bancshares, Inc. declared a three for two stock split for all shares outstanding as of September 8, 1993 to be effected as a stock dividend. This stock split was paid September 30, 1993. All references to the outstanding number of shares and earnings per share amounts have been restated to reflect the splits.

     Stock options are regarded as common stock equivalents. Common stock equivalents are computed using the treasury stock method.

     Following are weighted average shares outstanding for computation of earnings per share for 1995, 1994, and 1993 after adjusting for stock splits:

                                                          1995          1994          1993
                                                        ---------     ---------     ---------
    Shares issued and outstanding.....................  3,179,737     3,171,216     3,099,422
    Common stock equivalents computed by the treasury
      stock method-options............................    284,079       200,856       209,633
                                                        ---------     ---------     ---------
                                                        3,463,816     3,372,072     3,309,055
                                                        =========     =========     =========

20. FAIR VALUES OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 (Statement 107) requires disclosures of the estimated fair value of an entity's financial instrument assets and liabilities. For the Company, as for most financial institutions, the great bulk of its assets and liabilities are considered financial instruments as defined in Statement 107. However, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, the Company used estimations and present value calculations to prepare this disclosure.

     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

     Fair values have been estimated using data which management considered the best available, and estimation methodologies deemed suitable for the pertinent category of financial instrument. The estimation methodologies and resulting fair values, and recorded carrying amounts at June 30, 1995 and 1994, were as follows:

          Cash and cash equivalents are by definition short-term and do not present any unanticipated credit issues. Therefore, the carrying amount is a reasonable estimate of fair value. The estimated fair values of securities are provided in Note 3 to the financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

20. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
          The fair value of the net loan portfolio has been estimated using present value cash flow discounted at an interest rate adjusted for servicing costs and giving consideration to estimated prepayment risk and credit loss factors.

                                            1995                              1994
                                -----------------------------     -----------------------------
                                 ESTIMATED         CARRYING        ESTIMATED         CARRYING
                                 FAIR VALUE         AMOUNT         FAIR VALUE         AMOUNT
                                ------------     ------------     ------------     ------------
    1-4 family mortgages......  $247,984,000     $247,238,858     $259,692,000     $261,813,285
    Consumer..................    23,226,000       23,482,167       20,214,000       20,459,516
    Non-Residential...........    33,969,000       34,215,208       33,906,000       35,474,045
                                ------------     ------------     ------------     ------------
                                $305,179,000     $304,936,233     $313,812,000     $317,746,846
                                ============     ============     ============     ============

     Fair value of deposit liabilities with no stated maturities has been estimated to equal the carrying amount (the amount payable on demand), totaling $160,775,378 and $199,559,758 in 1995 and 1994, respectively. Under Statement 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand. Therefore, the fair value estimates for these products do not reflect the benefits that the Bank receives from the low-cost, long-term funding they provide. These benefits are significant. There is no material difference between the carrying amount of deposit liabilities with stated maturities and their estimated fair value since the majority of the liabilities mature within one year.

     The fair value of certificates of deposits and advances from the Federal Home Loan Bank is estimated by discounting the future cash flows using the current rates offered for similar deposits and advances with the same remaining maturities. The carrying value and estimated fair values of certificates of deposit and Federal Home Loan Bank advances at June 30, 1995 and 1994 are as follows:

                                                                  1995             1994
                                                              ------------     ------------
    Certificates of deposits:
      Carrying amount.......................................  $288,542,599     $251,258,850
      Estimated fair value..................................  $290,144,000     $252,205,000
    Advances from Federal Home Loan Bank:
      Carrying amount.......................................  $ 18,121,921     $  9,587,083
      Estimated fair value..................................  $ 17,852,000     $  8,992,000

     In 1994, there was no material difference between the carrying amount and estimated fair value of the obligation to the Employee Stock Ownership Plan because it bore interest at a variable rate equivalent to a current market rate.

     There is no material difference between the carrying amount and estimated fair value of off-balance sheet items totaling $3,415,944 in 1995 and $6,880,212 in 1994, which are primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding.

     The Company's remaining assets and liabilities are not considered financial instruments.

21. FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT

     The Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA), which was signed into law in 1989, imposed stringent capital requirements upon savings institutions. In addition, FIRREA included provisions for changes in the federal regulatory structure for savings institutions including a new deposit insurance system, increased deposit premiums and restricted investment activities with respect to noninvest-

                HERITAGE FEDERAL BANCSHARES, INC. AND SUBSIDIARY

21. FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT
    ACT -- (CONTINUED)
ment grade corporate debt and certain other investments. FIRREA also increased the required ratio of housing-related assets in order to qualify as a qualified thrift lender under federal regulations.

     The Bank must satisfy three capital standards, as set by the Office of Thrift Supervision ("the OTS"). These standards include a ratio of core capital to adjusted total assets of 3.0%, a tangible capital standard expressed as 1.5% of total adjusted assets, and a combination of core and "supplementary" capital equal to 8.0% of risk-weighted assets. The OTS recently finalized regulations that add an interest rate risk component to capital requirements under certain circumstances. The Bank does not expect that this regulation will require it to reduce its capital materially for purposes of determining compliance with its risk-based capital requirement. In addition, the OTS has recently adopted regulations that impose certain restrictions on savings associations that have a total risk-based capital ratio that is less than 8.0%, a ratio of Tier 1 capital (or core capital) to risk-weighted assets of less than 4.0%, or a ratio of Tier 1 capital to adjusted total assets of less than 4.0% (or 3.0% if the institution receives the highest rating under the OTS examination rating system).